                                EXHIBIT - 10.5
                                --------------

                         MARKETING AND SALES AGREEMENT

THIS MARKETING AND SALES AGREEMENT (this "Agreement") is made and entered into effective January 20, 2001, (the "Effective Date"), by and between Compass Knowledge Group, Inc., a Florida corporation ("Compass") and GE Medical Systems, a division of General Electric Company, a New York corporation ("GEMS") (collectively or individually referred to hereinafter as the "Party" or "Parties").

WHEREAS, Compass, through its subsidiaries, offers and provides educational courses and programs and related products and services including degree programs leading to ##### (the "Degree Programs");

WHEREAS, GEMS is the owner and operator of certain website(s), accessible through the URL(s) http://www.gemedicalsystems.com, and
                   -------------------------------
http://www.gemedicalsystems.com/educate (the "GEMS Sites") and has various other means and methods available to it to market and sell the Degree Programs (hereinafter collectively known together with the GEMS Sites as the "GEMS Marketing Channels"); and

WHEREAS, GEMS desires to contract with Compass to utilize the GEMS Marketing Channels to market and sell the Degree Programs, and Compass agrees to provide such Degree Programs and to pay GEMS a commission with respect to all Degree Programs sold as a direct result of its relationship with GEMS according to the terms and conditions hereof (the "Marketing and Sales Relationship").

NOW THEREFORE, the Parties, in consideration of the mutual promises contained herein and intending to be legally bound hereby, agree to the following:

1.0   GENERAL

1.1 The detailed terms and conditions of the Marketing and Sales Relationship, including the services to be provided and the payments therefore, are set forth in this Agreement.

1.2 This Agreement shall be deemed to commence on the Effective Date and shall continue in effect until termination as provided in Section 9 hereof. It is specifically understood and agreed that this Agreement extends only to activities in connection with the Marketing and Sales Relationship.

1.3 Each Party hereto shall act as an independent contractor, and this Agreement shall not constitute, create, give effect to, or otherwise recognize a joint venture, pooling arrangement, partnership, or formal business organization of any kind. Except as otherwise provided herein or otherwise agreed to by the Parties in writing, each Party shall bear its own costs and expenses incurred with respect to the Marketing and Sales Relationship.

#### The following material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the commission.

                                       1
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2.0     OBLIGATIONS OF COMPASS

2.1     Degree Programs. Compass agrees to provide the Degree Programs to the
        ---------------
        students and customers including those individuals who learn of such Degree Programs as a result of the Marketing and Sales Relationship. Compass shall provide the Degree Programs in accordance with its policies and procedures as they may exist from time to time, and Compass hereby assumes all responsibility with respect to the same. Compass will not change its knowledge partners with respect to the Programs without obtaining GEMS prior written approval, which will not be unreasonably withheld. Compass will pay the knowledge partners' fees and make distributions of revenues/profits with respect to the Programs only after GEMS has been paid its Commission

2.2 Compass will assist GEMS in its efforts by providing the services and materials necessary to facilitate the use of and maximize the impact of the GEMS Marketing Channels, including such items as artwork, design and layout templates, information and any other items necessary for GEMS to effectively market and sell the Degree Programs. If requested by GEMS, Compass will configure the filters within the Compass database to provide the GEMS Sites with access to information concerning the Compass Degree Programs that are available to GEMS and its customers and others, and will provide the interface pages already existing on their site in the form of a URL

2.3     Processing. Compass shall be responsible for all aspects of delivering
        ----------
        the Degree Programs and customer and revenue processing, including intake, registration, processing payments, returns, refunds and credits.

2.4     Reporting. Compass shall provide GEMS with weekly reports containing the
        ---------
        previous week's responses from GEMS' promotional activity generated as a direct result of the GEMS Marketing Channels. Specifically, these reports shall contain but not be limited to: #####. Such statements shall be furnished to GEMS regardless of whether any Programs, Products or Services were sold during the Commission Period or whether any actual Commission is owed.

2.5 Compass will be responsible for assuring that the institution providing the Degree Program is regionally accredited. GEMS retains the right to reject an institution.

2.6 Compass will be responsible for taking all reasonable actions to assure student satisfaction with the Degree Program as administered by Compass, including mentoring and student assistance to encourage completion of the Degree Programs. In addition, Compass must administer quarterly student satisfaction surveys to its student population in the Degree Programs and must report these survey results to GEMS no later than one month following the close of the survey. GEMS and Compass will review these findings and Compass will take reasonable action to address any unsatisfactory findings. If progress is not demonstrated, GEMS may terminate its responsibilities under this Agreement.

        Specifically, Compass must take reasonable actions to assure at least a #####% retention rate of students entering the Degree Programs. The calculation of students leaving the Degree Program divided by students enrolled in the Degree Program for more than one semester should not exceed ##### % in any semester once the measurement is initiated. This measure will be instituted during the third semester following a Degree Program launch, and will be reported at the end of each semester after that for the duration of the Agreement. If the retention rate falls below #####%, Compass will report to GEMS within 30 days of the finding the reasons for the attrition, and will detail actions to increase retention to at least #####%. GEMS and Compass will review these actions at least bi-weekly for a 90 day period to assure progress towards increasing

##### The following material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the commission.

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        retention. If progress is not demonstrated, GEMS may terminate its responsibilities under this Agreement.

2.7 Compass will be responsible for coding all names submitted to Compass through any of the GEMS Marketing Channels as a GEMS lead. If any lead converts to a student within ##### months from the time the lead is first received, GEMS will receive credit for that lead.

3.0     OBLIGATIONS OF GEMS

3.1     Promotional Obligations; Marketing Channels. GEMS shall use all
        ----------------------------------------------
        reasonable efforts to actively market the Degree Programs by utilizing, as it deems appropriate, the GEMS Marketing Channels.

3.2 GEMS will review marketing materials and text with Compass to assure consistency and accuracy. Compass's approval shall not be unreasonably withheld.

3.3     Liaison. GEMS will identify a liaison from within its organization to
        -------
        communicate directly with Compass. The liaison will provide assistance with respect to the Marketing and Sales Relationship.

3.4     Logos. GEMS agrees, subject to its prior written approval in its sole
        -----
        discretion for each specific use, that Compass may utilize the GEMS logos and trademarks in connection with the promotion of the Degree Programs. GE further agrees to utilize the Compass logos and trademarks on all marketing materials related to the Compass Degree Programs, provided, however, that GEMS may reject any specific use in its sole discretion if such use of Compass logos and trademarks would be inconsistent with GEMS' branding strategies. Compass shall provide GEMS with its logos and trademarks and any electronic linking information required for this purpose. GEMS agrees to utilize the Compass logo as provided, without alteration.

3.5     Copyrights. GEMS shall use all reasonable efforts to protect the
        ----------
        copyrights of Compass, the Compass Degree Programs and Compass' content and knowledge providers. GEMS shall provide to Compass, Compass' content and knowledge providers and associated authors, proper credit for the Compass Degree Programs by displaying appropriate information within the published materials and any Links to the Gateway and Compass Degree Programs.

4.0     PAYMENT AND TERMS.

4.1     The Commission. Compass agrees to pay to GEMS during the Term of this
        --------------
        Agreement a commission based on the students generated by GEMS Marketing Channels attending in a given semester (the "Commission").

4.2     The Commission Period. The Commission owed GEMS shall be calculated on a
        ---------------------
        quarterly calendar basis (the "Commission Period") and shall be payable no later than ##### during that quarter, provided the drop date of the program has passed.

4.3 The payment will be based on the number of students generated by GEMS Marketing Channels attending in a given semester.

        4.3.1 Students generated by GEMS Marketing Channels are those students who requested material about the Degree Programs via a GEMS Marketing Channel, enrolled in a

##### The following material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the commission.


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               Degree Program within ##### months of that initial request, and have not withdrawn from the Program during the given semester. Students meeting this criteria will be classified as GEMS students regardless of whether Compass had contacted them previously or since the GEMS contact.

        4.3.2  Tuition is the charge billed to students for the program

        4.3.3  Commission will be paid as follows:
               ##### generated by GEMS Marketing Channels               #####
               ##### generated by GEMS Marketing Channels               #####
               ##### generated by GEMS Marketing Channels               #####
               ##### generated by GEMS Marketing Channels               #####

               Example:  #####

4.4     The Commission Statement. With each Commission payment, Compass shall
        ------------------------
        provide GEMS with a written commission statement in a form reasonably acceptable to GEMS reciting #####. Such statements shall be furnished to GEMS regardless of whether any Programs, Products or Services were sold during the Commission Period or whether any actual Commission is owed.

5.0     CONFIDENTIAL MARKETING AND SALES RELATIONSHIP TECHNOLOGY

5.1 The parties shall jointly own and have the right to use any technology or related products developed or data generated as a result of the Marketing and Sales Relationship (the "Marketing and Sales Relationship Technology"). GEMS shall maintain the privacy of any users or data that results from users accessing the Degree Programs via the GEMS Marketing Channels.

5.2 The term "Confidential Information" as used herein means all of the information related to the Marketing and Sales Relationship provided by either Party whether or not a patent, trade secret, know-how, copyright or other form of intellectual property and whether or not technical, engineering, operational or economic in nature, except information (i) which is now or hereafter becomes part of the public domain through no fault of the party claiming waiver, (ii) which was known to the recipient Party prior to its disclosure by providing Party or (iii) is disclosed to the recipient Party by a third party having a lawful right to make such disclosure.

5.3 In consideration of each Party's willingness to enter into this Agreement, each Party agrees with respect to Confidential Information provided to it by the other Party: (i) not to make any use whatsoever of such Confidential Information except with respect to the Marketing and Sales Relationship, including, without limitation, to use such Confidential Information in connection with any other development activities conducted on behalf of the recipient Party, either by itself or by any other person, firm or corporation, (ii) not to reveal such Confidential Information to third parties, (iii) to keep all such Confidential Information strictly secret and confidential and to prevent unauthorized use or reproduction of all written Confidential Information by causing it to be plainly marked as secret and confidential, (iv) to return all written materials to the providing Party upon request by the providing Party and (v) to limit access to such Confidential Information to those employees made available to the Marketing and Sales Relationship.

5.4 Each Party further agrees not to reverse engineer any Confidential Information (including any piece of equipment, component thereof, technology or software) made available to it by the other Party during the course of the Marketing and Sales Relationship.

#### The following material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the commission.

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5.5     In the event of any communication or use of Confidential Information by any recipient Party in violation of this Section 5, such Party shall indemnify and hold harmless the providing Party from any and all loss, liability or expense suffered by the providing Party; provided, however, that such remedy shall not be exclusive of any rights or remedies otherwise available at law or in equity, including injunctive relief, to the providing Party and, if successful in any litigation, the providing Party shall be entitled to payment of its legal fees, court costs and other expenses incurred in enforcing or otherwise protecting its rights hereunder.

6.0     DISPUTE RESOLUTION

6.1 Any dispute or claim arising between the Parties relating to interpretation of the provisions of this Agreement or to performance of either of the Parties hereunder which has not been resolved by the appropriate management level personnel of the Parties, shall be referred to the CEO or other equivalent identified individual of each Party.

6.2 If the CEOs (or equivalent individual) have not resolved the dispute within ten (10) business days, then at the request of either Party, the dispute shall be referred to an arbitrator in accordance with the commercial arbitration rules of the American Arbitration Association. Unless the Parties otherwise agree, the arbitrator appointed must be a former judge who has served on a state or federal court, or, if such a former judge is unavailable, a person having knowledge of the industry in which the Parties conduct business. The site of the arbitration shall be New York, NY. No discovery shall be permitted by either Party with regard to the proceedings. The decision of the arbitrator shall be final and binding upon the Parties and judgment thereon may be secured from any court of competent jurisdiction. Neither Party shall be dispensed from performing under the Agreement because an arbitration proceeding has been initiated.

6.3 The Parties shall bear all their respective costs incurred in connection with the arbitration, except that the Parties shall share equally the fees and expenses of the arbitrator and the cost of the facility for the hearing.

7.0     REPRESENTATIONS, WARRANTIES AND COVENANTS; DISCLAIMERS

7.1 Each of the Parties represents and warrants to the other Party that: (a) such Party is not a party to any contract or agreement that prevents such Party making the warranty and representation from fulfilling all such Party's responsibilities and obligations hereunder or that impairs or may impair any responsibility or obligation of such Party hereunder;
        (b) such Party has full right, authority, and legal capacity to enter into this Agreement and to perform its responsibilities and obligations hereunder; (c) such Party is under no disability, restriction, or prohibition regarding such Party's right to enter into and execute this Agreement or to fully perform its terms and conditions; and (d) such party is acting hereunder independently and shall not at any time indicate to anyone that the other Party is the agent of such Party making the warranty and representation.

7.2 EXCEPT AS SET FORTH HEREIN, NO PARTY MAKES ANY REPRESENTATION OR WARRANTY TO THE OTHER WITH RESPECT TO THIS AGREEMENT, INCLUDING ANY REPRESENTATION OR WARRANTY FOR ANY PRODUCT OR SERVICE AS TO PERFORMANCE, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

        THERE ARE INHERENT PROBLEMS WITH DISTRIBUTING INFORMATION VIA ELECTRONIC PUBLISHING AND TRANSMISSIONS. THE INFORMATION CONTAINED ON THE SITE IS NOT GUARANTEED BY GEMS AS TO ITS ACCURACY IN CONNECTION WITH ITS TRANSMISSION TO THE USER. WHILE ALL EFFORT HAS BEEN MADE TO AVOID ERRORS, INACCURACIES AND OMISSIONS, THE SITE MAY CONTAIN ANY OF THE SAME, INCLUDING INACCURACIES, MISSTATEMENTS,


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        TYPOGRAPHICAL ERRORS, DELAYS IN TRANSMISSION, LOSS OF DATA DURING
        TRANSMISSION AND/OR OMISSIONS OF A TECHNICAL, LEGAL OR OTHER NATURE, FOR WHICH GEMS DISCLAIMS ANY LIABILITY.

8.0     INDEMNIFICATION

8.1 Each Party shall indemnify and hold harmless the other Party from and against any losses, damages, claims, expenses and attorneys fees incurred by such other Party due to the breach of a representation, warranty or covenant of such first Party as set forth herein.

8.2 Notwithstanding anything in this Agreement to the contrary, in no event shall either Party be liable to the other or to a third party for any special, incidental, punitive, exemplary, penalty or consequential costs or damages of any sort, whether based upon contract, tort (including product liability claims) or any other legal theory (including lost profits and opportunity).

9.0     TERMINATION

9.1 Unless earlier terminated as provided herein, or renewed pursuant to the next succeeding sentence, this Agreement shall expire ##### from the date hereof. This Agreement shall automatically renew for successive ##### periods (each, a "Renewal Period") on each respective expiration date unless either Party shall provide written notice to the other at least 60 days prior to such expiration date that it desires not to renew this Agreement for such ##### period. This Agreement also may be terminated by either party upon, (i) a material breach of any representation, warranty or covenant by the other party, which causes actual harm to such other party after written notice of such breach and failure to cure such breach within ninety (90) days of any such notice,
        (ii) if GEMS Marketing Channels have not generated at least ##### by June 30, 2002; ; or (iii) #####.

9.2 Either Party shall have the right, at its option, to cancel and terminate this Agreement forthwith in the event that the other Party shall become involved in insolvency, dissolution, bankruptcy or receivership proceedings affecting the operation of its business or in the event that the other Party shall discontinue its business for any reason, except that in the event of an involuntary bankruptcy filing against either party, that Party shall have sixty (60) days to remedy the situation before this Agreement can be terminated.

9.3 Any termination shall discharge the Parties from their obligations hereunder, other than those obligations set forth in Sections 5.0 and
        8.0 hereof; provided, that Compass shall remain liable for the payment of any Commissions earned and unpaid as of the date of termination.

10.0    MISCELLANEOUS

10.1 Neither Party hereto shall be liable to the other for default or delay in performing its obligations hereunder or any lost profits or revenues if caused by acts of war, fire, strike, riot, act of God, delay in carriers, governmental order or regulation, internet connection, electronic communication or server problems and/or other similar or different occurrence beyond the reasonable control of the Party thereof.

10.2 Each Party acknowledges that it will benefit the Marketing and Sales Relationship if each Party uses its reasonable efforts to publicize the Marketing and Sales Relationship. Therefore, the Parties shall be permitted to disclose the existence (but not the financial terms) of this Agreement. Either Party wishing to make any such disclosure shall provide a copy of the same to the other

##### The following material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the commission.

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

        Party for its prior review, and shall incorporate any reasonable comments of such other Party. Approval of the disclosure will not be unreasonably withheld. This disclosure may include a description of the Degree Programs and the relationship of the parties in a press release. Both Parties agree to allow the other Party to use its name in the advertisement of its services or in marketing proposals to its customers.

10.3 All notices, requests, demands and other communications under this Agreement shall be given to or made upon the respective Parties as follows:

        To:  Compass Knowledge Holdings, Inc.           To: General Electric Company
             2710 Rew Circle, Suite 100                 N16, W22419 Watertown Road
             Ocoee, FL 34761                            Waukesha, WI  53186
             Attention:  Daniel J. Devine               Attention: Georgia Mavrinac
             Telephone: (407)656-3906                   Telephone: (262) 574-8105
             Fax: (407) 656-7585                        Fax:  262-574-8788
             Email: ddevine@compassknowledge.com        Email: georgia.Mavrinac@med.ge.com
                    ----------------------------        ----------------------------

        All notices, requests, demands and other communications given or made concerning the provisions of this Agreement shall be in writing and shall be given either by prepaid registered or certified mail with return receipt requested. All such notices, requests, demands and other communications shall become effective on the date such notice was received.

10.4 This Agreement shall inure to the benefit of and be binding upon the Parties hereto, their successors, assigns and legal representatives.

10.5 This Agreement shall be governed by and construed according to the laws of the State of Florida.

10.6 This Agreement may be executed in counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one Agreement, and any Party hereto may execute this Agreement by signing one or more counterparts hereof.

10.7 This Agreement constitutes the full extent of the understanding of the Parties and supersedes all prior understanding and agreements. No amendment or modification shall be made except in writing signed by both Parties hereto.



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IN WITNESS WHEREOF, the Parties hereto have caused their duly authorized representatives to execute this Agreement effective as of the Effective Date:

COMPASS KNOWLEDGE HOLDINGS, INC.           GE MEDICAL SYSTEMS, A DIVISION OF
                                           GENERAL ELECTRIC COMPANY

By:___________________________________     By:__________________________________

Title:________________________________     Title:_______________________________

Date: ________________________________     Date: _______________________________




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